Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports Fourth Quarter 2009 Results

Santa Ana, Calif., February 23, 2010 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the fourth quarter and fiscal year ended December 31, 2009.

Fourth Quarter and Fiscal 2009 Results

Revenues in the fourth quarter 2009 increased 43% to $7.0 million from $4.9 million in the same period a year ago. For the full year 2009, revenues increased 36% to a record $25.0 million from $18.3 million in 2008. The increase was primarily attributable to increased revenues in the home entertainment, personal telecommunications and personal computer markets.

Operating expenses in the fourth quarter increased 34% to $6.4 million from $4.8 million in the same quarter a year ago. For the full year 2009, operating expenses increased 19% to $22.8 million from $19.1 million in 2008. The increase was primarily attributable to the continued investment in additional sales, marketing and engineering infrastructure.

Net income in the fourth quarter increased 244% to $473,000 or $0.03 per diluted share, an improvement from a net income of $137,000 or $0.01 per diluted share in the fourth quarter of 2008. For the full year 2009, net income increased 688% to $2.1 million or $0.14 per diluted share, from $271,000 or $0.02 per diluted share in 2008.

Quarter-end cash and cash equivalents, and short-term and long-term investments totaled $41.5 million as of December 31, 2009, as compared to $40.3 million at the end of the prior quarter.

Management Commentary

“2009 was a milestone year for SRS Labs,” said Thomas C.K. Yuen, SRS Lab’s chairman and CEO. “The investments we made in 2008 and 2009 provided the resources to build a substantial infrastructure to execute our strategic growth plan. These resources allowed us to develop new technologies, drive branding initiatives, and deploy a professional customer-focused sales team. From an operational perspective, we achieved what we set out to accomplish: strong top-line growth, diversification of our revenue and customer base, margin expansion, and penetration of key high growth target markets.

“Based upon the growth and results we achieved in 2009, we expect to continue to invest in our infrastructure as we grow revenues and expand market share.  Based on our current business conditions and expectations, we expect revenues for the fiscal year 2010 to exceed a 25% annual growth rate.  We also remain focused on continued operating margin expansion.”

Conference Call

SRS Labs will hold a conference call later today (February 23, 2010) to discuss these fourth quarter and fiscal 2009 financial results. Chairman and CEO Thomas C.K. Yuen, CFO Ulrich Gottschling, VP of Marketing Allen Gharapetian, and VP of Global Sales Jeff Klaas will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 866-206-7204

Conference ID#: 1428801

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com.

The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 1-866-837-8032 and entering conference ID#: 1428801, available until March 18, 2010.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers and software partners, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling and voice processing technologies. SRS solutions have been included in over one billion electronic products sold worldwide including flat panel HDTVs, STBs, mobile phones, portable media devices, PCs and automotive entertainment. SRS Labs supports its partners around the globe with a network of offices in regions including the U.S., China, Europe, Japan, Korea and Taiwan. For more information, visit www.srslabs.com. Visit SRS Labs’ blog at www.soundingoff.srslabs.com, on Facebook at www.facebook.com/srslabs or on Twitter at www.twitter.com/srslabs.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling

Chief Financial Officer

SRS Labs, Inc.

Tel 949-442-5596

ir@srslabs.com

Matt Glover

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

SRS LABS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS

Current Assets
Cash and cash equivalents	$27,988,164	$31,599,087
Accounts receivable, net	179,114	332,711
Prepaid expenses and other current assets	1,147,151	864,095
Short-term investments	12,963,000	7,836,000
Total Current Assets	42,277,429	40,631,893

Long-term investments	538,000	—
Property and equipment, net	599,794	423,921
Intangible assets, net	2,702,160	2,354,725
Deferred income taxes, net	5,631,442	3,471,421
Total Assets	$51,748,825	$46,881,960
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$583,157	$314,382
Accrued liabilities	1,577,891	996,268
Deferred revenue	1,193,454	1,802,024
Total Current Liabilities	3,354,502	3,112,674

Commitments and contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 14,563,715 and 14,419,418 shares issued and outstanding at December 31, 2009 and 2008, respectively	14,565	14,420
Additional paid-in capital	65,128,337	62,639,075
Accumulated deficit	(16,748,579)	(18,884,209)
Total Stockholders’ Equity	48,394,323	43,769,286
Total Liabilities and Stockholders’ Equity	$51,748,825	$46,881,960

SRS LABS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues	$6,974,921	$4,894,114	$24,964,577	$18,332,678
Cost of sales	83,512	55,056	285,543	143,481

Gross margin	6,891,409	4,839,058	24,679,034	18,189,197

Operating expenses*:
Sales and marketing	3,325,852	2,273,596	11,415,115	9,220,098
Research and development	1,662,063	1,082,736	5,721,195	3,942,635
General and administrative	1,439,570	1,422,597	5,656,616	5,913,081

Total operating expenses	6,427,485	4,778,929	22,792,926	19,075,814

Operating income (loss)	463,924	60,129	1,886,108	(886,617)
Interest Income	67,985	181,503	347,528	1,275,047
Income before income taxes	531,909	241,632	2,233,636	388,430
Income taxes	58,843	104,311	98,006	117,543
Net income	$473,066	$137,321	$2,135,630	$270,887

Net income per common share:
Basic	$0.03	$0.01	$0.15	$0.02
Diluted	$0.03	$0.01	$0.14	$0.02

Weighted average shares used in the per share calculation:
Basic	14,683,587	15,023,946	14,460,490	15,588,815
Diluted	15,239,624	15,217,760	14,813,372	15,842,336

*Included in Q4 2009 total operating expenses, is stock-based compensation expense of $525,717; $129,580 in sales and marketing, $123,696 in research and development, and $272,441 in general and administrative expenses. Included in Q4 2008 total operating expenses, is stock-based compensation expense of $435,035; $77,003 in sales and marketing, $104,946 in research and development, and $253,086 in general and administrative expenses.